As filed with the Securities and Exchange Commission on December 18, 1998.
                                      Registration No. 333-22227.
----------------------------------------------------------------------------
         UNITED STATES SECURITIES & EXCHANGE COMMISSION
                     Washington, D.C.  20549

                       AMENDMENT NO. 1 TO
                           FORM S-8/A

                     REGISTRATION STATEMENT
                              UNDER
                         THE ACT OF 1933

 The viaLink Company (formerly APPLIED INTELLIGENCE GROUP, INC.)
     (Exact Name of Registrant as Specified in its Charter)

                  Oklahoma                                73-1247666
    (State or other jurisdiction of                      (I.R.S Employer
     incorporation or organization)                   Identification Number)

      13800 Benson Road
      Edmond, Oklahoma                                       73013
(Address of principal executive offices)                   (Zip Code)

       The viaLink Company (formerly Applied Intelligence Group, Inc.)
                          1995 Stock Option Plan
                         (Full Title of the Plan)

                         Dr. Lewis B. Kilbourne
                         Chief Executive Officer
       The viaLink Company (formerly Applied Intelligence Group, Inc.)
                           13800 Benson Road
                        Edmond, Oklahoma  73013
                (Name and Address of Agent for Service)

                            (405) 936-2300
     (Telephone Number, Including Area Code, of Agent for Service)

                              Copies To:
                       Mr. Michael E. Dunn, Esq.
                        Dunn Swan & Cunningham
                 2800 Oklahoma Tower, 210 Park Avenue
                  Oklahoma City, Oklahoma  73102-5604
                            (405) 235-8318
[CAPTION]

                  CALCULATION OF REGISTRATION FEE(1)
Title of       Amount to be Proposed       Proposed Maximum  Amount of
Securities to  Registered   Maximum        Aggregate         Registration
be Registered               Offering       Offering          Fee(3)
                            Price Per      Price (2)                                     Share (2)
Common Stock
($.001 per
share par      800,000      $6.375         $5,100,000        $925
value)         shares


 (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares of Common Stock as a result of adjustments in the number of securities issuable upon exercise of stock options by reason of anti-dilution provisions of The vialink Company (formerly Applied Intelligence Group, Inc.) 1995 Stock Option Plan.

 (2)  Estimated solely for the purpose of determining the registration fee.

 (3) Calculated pursuant to rule 457(h)(1) on the basis of the average of the reported high and low sale prices of shares of the Common
      Stock on the Nasdaq SmallCap Market on December 16, 1998,after giving effect to the original Registration Statement on Form S-8, as filed with the Commission on February 24, 1997 and the previous fee paid of $478 with regard to the original registration of 300,000 shares of common stock.


                Exhibit Index Appears on Page 7.



                             PART II

     This Registration Statement relates to 800,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of The viaLink Company (formerly Applied Intelligence Group, Inc.) (the "Company" or the "Registrant"), being registered for use under The viaLink Company (formerly Applied Intelligence Group, Inc.) 1995 Stock Option Plan, adopted March 1, 1995, and as amended on April 29, 1996 and September 1, 1998 (the "Plan"). The Common Stock registered hereunder may be issued under the Plan upon exercise of options granted under and pursuant to the Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) the Prospectus, dated November 21, 1996, of the Registrant filed with the Central Regional Officer of the Commission pursuant to Rule 424(b) and in conjunction with the Company's Registration Statement on Form SB-2 (No. 333-5038-D), as declared effective by the Commission on November 20, 1996;

     (b) the Bylaws filed as Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (No. 333-5038-D), as filed with the Central Regional Office of the Commission and as declared effective by the Commission on November 20, 1996;

     (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on November 14, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or description filed for the purpose of updating such description;


     (d) the Registration Statement on Form S-8 as filed with the Commission on February 24, 1997 under Section 12 of the Securities Exchange Act of 1934; and

     (e) All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. (Class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.)



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1031 of the Oklahoma General Corporation Act (and the Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein) permits and authorizes indemnification of directors and officers of the Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of Registrant or at the request of Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorneys fees, actually and reasonable incurred by him in connection therewith.

     The circumstances under which indemnification is granted with an action brought on behalf of Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount it is ultimately determined that such officer or director is not entitled to indemnification by Registrant.

     These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended (the "1933 Act"), in which case such provision is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


[CAPTION]

ITEM 8.  Exhibits

3.1 Restated and amended Certificate of Incorporation of The viaLink Company (formerly Applied Intelligence Group, Inc.), dated September 4, 1998

4.7   The viaLink Company (formerly Applied Intelligence
      Group, Inc.) 1995 Stock Option Plan, as amended and restated effective
      September 1, 1998

5.5   Opinion of Dunn Swan & Cunningham

23.11 Consent of Independent Accountants

23.12 Consent of Dunn Swan & Cunningham

24.5  Power of Attorney



ITEM 9.  UNDERTAKINGS
        A.  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i)  to include any prospectus required by Section 10(a) (3)
                of the 1933 Act;

               (ii)  to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2 (a) (1) (i) and 2 (a) (1)
(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the undersigned Company's annual report pursuant to
Section 13 (a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the new offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmond, Oklahoma, on this 17th day of December, 1998.

                                   The viaLink Company


                                   BY:_/s/Lewis B. Kilbourne  _
                                        Lewis B. Kilbourne
                                        Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated.

[CAPTION]

     SIGNATURES                    TITLE                  DATE

/s/ROBERT L. BARCUM         Chairman of the               December 17, 1998
Robert L. Barcum            Board of Directors


/s/ Lewis B. Kilbourne      Chief Executive Officer       December 17, 1998
Lewis B. Kilbourne          and Director


/s/ ROBERT N. BAKER         Chief Operating
Robert N. Baker             Officer and Director          December 17, 1998


/s/ JOHN M. DUCK            Vice President and            December 17, 1998
John M. Duck                Chief Financial Officer


/s/  JIMMY WRIGHT           Director                      December 17, 1998
Jimmy Wright









                        INDEX TO EXHIBITS
[CAPTION]

 EXHIBIT
 NUMBER                  DESCRIPTION OF EXHIBIT

    3.1 Restated and amended Certificate of Incorporation of The viaLink Company (formerly Applied
           Intelligence Group, Inc.), dated September 4, 1998

   4.7     The viaLink Company (formerly Applied Intelligence
           Group, Inc.) 1995 Stock Option Plan, Amended and
           Restated Effective September 1, 1998

   5.5     Opinion of Dunn Swan & Cunningham

   23.11   Consent of Independent Accountants

   23.12   Consent of Dunn Swan & Cunningham

   24.5    Power of Attorney


                                                      EXHIBIT
3.1


                         THIRD RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                       THE VIALINK COMPANY
           (FORMERLY APPLIED INTELLIGENCE GROUP, INC.)

       The  viaLink  Company  (formerly  Applied  Intelligence
       Group, Inc.), an Oklahoma corporation, (this "Corporation"), does hereby certify:

       FIRST.    The   viaLink   Company   (formerly   Applied
       Intelligence Group, Inc.), an Oklahoma corporation, was incorporated on May 31, 1985.

       SECOND. The Certificate of Incorporation was amended and restated pursuant to the Second Amended and Restated
       Certificate  of Incorporation of this Corporation on April 30, 1996.

       THIRD:   The  Certificate  of  Incorporation  was amended pursuant to the Third Amended Certificate of Incorporation on September 4, 1998.

       FOURTH.  The  Certificate  of  Incorporation  of   this Corporation
       is hereby amended and restated pursuant to this Third Amended and Restated Certificate of Incorporation to read in its entirety as follows:


                            ARTICLE I

                              Name

         The name of the corporation is "APPLIED INTELLIGENCE GROUP, INC." and, as amended, the name of this Corporation has been changed to "THE viaLINK COMPANY".


                           ARTICLE II

                   Registered Office and Agent

      The address, including the street, number, city and county, of the corporation's registered office in this state is 13800 Benson Road, Edmond, Oklahoma County, Oklahoma 73013-6417; the name of the corporation's registered agent at such address is Robert N. Baker.


                           ARTICLE III

                             Purpose

      The nature of the business and the purpose of the corporation shall be to engage in any lawful act or activity for which corporations
may be organized   under  the  general  corporation  law   of Oklahoma.


                           ARTICLE IV

                          Capital Stock

      The total number of shares of capital stock which the corporation shall have authority to issue is forty million (40,000,000) shares, divided into thirty million (30,000,000) shares designated as Common Stock, par value $.001 per share, and ten million (10,000,000) shares designated as Preferred Stock, par value $.001 per share.

      The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

Preferred
           The board of directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

           The authority of the board with respect to each series shall include, but not be limited to, determination of the following:
           (a) The number of shares constituting that series and the distinctive designation of that series;
           (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
           (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;
           (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board shall determine;
          (e) Whether or not shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
            (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;
            (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution and; winding up Of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and
            (h) Any other relative rights, preferences or limitations of that series.

           Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the common shares with respect to the same dividend period.

           If, upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series in accordance with the respective preferential
amounts   (including  unpaid  cumulative  dividends,  if   any)
payable with respect thereto.

Common
           Each of the shares of Common Stock of the corporation shall be equal in all respects to each other share. The holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held with respect to all matters as to which the Common Stock is entitled to be voted.

           Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the board of directors at any time or from time to time out of any funds legally available therefor.

          In the event of any voluntary or involuntary liquidation, distribution or winding up of the corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them.


                            ARTICLE V

                       Board of Directors

           Management by Board of Directors. The business and affairs of the corporation shall be under the direction of the board of directors.

           Number of Directors. The number of directors which shall constitute the whole board shall be not less than three nor more than fifteen. Within the limits above specified, the number of directors shall be determined by resolution of the board. No reduction in number shall have the effect of removing any director prior to the expiration of his term.

          Classes of Directors: Election by Shareholders, Vacancies. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the board of directors resulting may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation establishing such Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this
Article V unless expressly provided by such terms.

          Election of Directors. Election of directors need not be by written ballot unless otherwise provided in the Bylaws.


                           ARTICLE VI

                            Indemnity

           Third Party Claims. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or
proceeding,   whether   civil,  criminal,   administrative   or
investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, or other enterprise, against expenses (including
attorneys'  fees),  judgments,  fines,  and  amounts  paid   in
settlement  actually  and  reasonably  incurred   by   him   in
connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination
of   any   action,  suit  or  proceeding  by  judgment,  order,
settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

          Derivative Claims. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Advancement of Expenses. Expenses, including fees and
expenses  of counsel, incurred in defending a civil,  criminal, administrative or investigative action, suit or proceeding  may be  paid by the corporation in advance of the final disposition
of   such  action,  suit  or  proceeding  upon  receipt  of  an undertaking by or on behalf of the director, officer,  employee or  agent  to  repay  such  amount if it  shall  ultimately  be determined  that  he is not entitled to be indemnified  by  the corporation as authorized herein.
           Insurance.   The   corporation  may  purchase   (upon
           resolution duly adopted by the  board  of  directors)
and maintain insurance  on behalf of any person who is  or was a director, officer, employee or agent of the corporation,  or  is
or  was  serving at  the  request of the   corporation as a
director, officer, employee or agent of another corporation, partnership,joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

         Indemnification  Required.  To  the   extent   that   a
director, officer, employee or agent of, or any other person entitled to indemnity hereunder by, the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith.

        Entitlement: Nonexclusivity. Every such person shall be entitled, without demand by him upon the corporation or any action by the corporation, to enforce his right to such indemnity in an action at law against the corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.


                           ARTICLE VII

                     Limitation of Director
                            Liability

        To the fullest extent permitted by the Oklahoma General
Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.


                          ARTICLE VIII

                       Amendments: Bylaws

        Certain Amendments to Certificate of Incorporation. The corporation reserves, subject to the provisions of the Act or other statute, the right to amend, alter, change or repeal any provision contained n this Amended and Restated Certificate of Incorporation in the anner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock of this corporation having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles V, VI, VII and this Article
VIII of this Amended and Restated Certificate of Incorporation.

 Bylaws. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the corporation, subject to the provisions of this Amended and Restated Certificate of Incorporation.

 IN   WITNESS   WHEREOF,  the  corporation  has   caused   this
Certificate to be signed by its President and attested by its Secretary this 4th day of September, 1998.



                                  The viaLink Company

                                  By  /s/Lewis B. Kilbourne
                                       ChiefExecutive Officer
ATTEST:


/s/Robert N. Baker,
Secretary





                                                      EXHIBIT 4.7










                       THE viaLINK COMPANY
           (formerly Applied Intelligence Group, Inc.)

                     1995 Stock Option Plan
































       Amended and Restated Effective:  September 1, 1998




[CAPTION]


                       THE viaLINK COMPANY
           (formerly Applied Intelligence Group, Inc.)
                                                             Page
ARTICLE I.     General Provisions                             1
          1.2  General                                        1
          1.3  Administration of the Plan                     1
          1.4  Shares Subject to Plan                         2
          1.5  Participation in the Plan                      2
          1.6  Determination of Fair Market Value             2
          1.7  Grants of Options Under Stock Option Agreement 3
          1.8  Amendment and Termination of the Plan          3
          1.9  Effective Date                                 3
          1.10 Securities Law Requirements                    3
          1.11 Separate Certificates                          3
          1.12 Payment for Stock                              3
          1.13 Stock Options and ISO Options Granted
                    Separately                                4
          1.14 Use of Proceeds                                4
          1.15 Non-Transferability of Options                 4
          1.16 Additional Documents on Death of Participant   5
          1.17 Changes in Employment                          5
          1.18 Shareholder Rights                             5
          1.19 Adjustments Upon Changes in Capitalization     5
          1.20 Payment of Withholding Taxes                   5
          1.21 Assumption of Outstanding Options              6
          1.22 Retirement and Disability                      6

ARTICLE II.    Stock Options                                  6
          2.1  General Terms                                  6
          2.2  Grant and Terms for Stock Options              6

ARTICLE III.   ISO Options                                    7
          3.1  General Terms                                  7
          3.2  Grant and Terms of ISO Options                 7

ARTICLE IV.    Acceleration of Options on Change of Control   9
          4.1  Acceleration of Options Upon Change of
                    Control, Sale of Stock or IPO             9

ARTICLE V.     Options Not Qualifying as Incentive Stock
               Options                                        9








                               -i-





                       THE viaLINK COMPANY
           (formerly Applied Intelligence Group, Inc.)
                     1995 STOCK OPTION PLAN
           (As Amended and Restated September 1, 1998)


                            ARTICLE I

                       General Provisions

     1.1 Purpose. The purpose of THE viaLINK COMPANY (formerly Applied Intelligence Group, Inc.) 1995 STOCK OPTION PLAN shall be to attract, retain and motivate management, directors, professional employees or professional non-employee service providers of The viaLink Company (the "Company") and subsidiaries and certain other individuals who have benefited or could benefit the Company (collectively, the "Participants") by way of granting
(i) nonqualified stock options ("Stock Options") or (ii) incentive stock options ("ISO Options"). For purposes of this Plan, Stock Options and ISO Options are sometimes collectively herein called "Options". The ISO Options to be granted under the Plan are intended to be qualified pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and, the Stock Options to be granted are intended to be "nonqualified stock options" as described in Sections 83 and 421 of the Code. Further, under the Plan, the terms "parent" and "subsidiary" shall have the same meaning as set forth in Subsections (e), (f) and (g) of Section 424 of the Code unless the context herein clearly indicates to the contrary.

     1.2 General. The terms and provisions of this Article I shall be applicable to Stock Options and ISO Options unless the context herein clearly indicates to the contrary.

     1.3 Administration of the Plan. The Plan shall be administered by the Stock Option Committee ("Committee") appointed by the Board of Directors ("Board") of the Company and consisting of not less than two members from the Board. The members of the Committee shall serve at the pleasure of the Board. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or deferral compensation rights (including stock appreciation rights). A member of the Board may serve on the Committee notwithstanding the fact that such member has been eligible, during the year preceding his appointment, to participate under the Plan or any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights (including stock appreciation rights). A member of the Committee may be eligible to become a Participant in the Plan if he is a management employee of the Company, its parent or any subsidiary in the same manner as any other eligible employee or such person is a director of the Company. Provided, however, that the Committee shall not grant any Options to any of its own members while such member is serving as a member of the Committee.

     An Option may be granted to members of the Committee as determined by the Board without any members of the Committee participating in any discussion or vote regarding the granting of any such Option to such member of the Committee. In the event that the Board is to grant Options as provided herein to any member of the Committee, then, in such event, the term "Board" shall mean the "Committee", as that term is sued herein and for the limited purpose of granting Options to members of the Committee, the Board shall have all rights, powers and duties which are otherwise vested in the Committee. The purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any "stock option agreements" ("Stock Option Agreements"). Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

     1.4  Shares Subject to the Plan.   Shares of stock ("Stock")
covered by Stock Options and ISO Options shall consist of Eight Hundred Thousand (800,000) shares of common stock, par value $.001, of the Company. Either authorized and unissued or treasury shares may be delivered pursuant to the Plan. If any Option for shares of Stock granted to a Participant lapses, or is otherwise terminated, the Committee may grant Stock Options or ISO Options for such shares of Stock to other Participants.

     1.5  Participation in the Plan.   The Committee shall
determine from time to time those Participants who are to be granted Stock Options and ISO Options and the number of shares of Stock covered thereby. Provided, however, those directors who are not management employees of the Company, its parent or subsidiaries of the Company shall only be eligible to be granted Stock Options under this Plan. Provided, further, non-employee service providers to the Company, its parent or subsidiaries of the Company shall only be eligible to be granted Stock Options under this Plan.

     1.6 Determination of Fair Market Value. As used in the Plan, "fair market value" shall mean on any particular day (i) if the Stock is listed or admitted for trading on any national securities exchange or the SmallCap Market System or the National Market System of Nasdaq Stock Market, Inc. ("Nasdaq"), the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Stock,
(ii) if Stock is not traded on any national securities exchange but is quoted on an automated quotation system or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system,
(iii) if neither clause (i) nor (ii) is applicable, the mean betw een the high bid and low asked quotations for the Stock as reported by the National Daily Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transactions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, however, for purposes of determining "fair market value" of the Common Stock of the Company, such value shall be determined without regard to any restriction other than a restriction which will never lapse.


     1.7  Grants of Options Under Stock Option Agreement.   Each
Stock Option or ISO Option granted under this Plan shall be evidenced by the minutes of a meeting of the Committee or by the written consent of the Committee and by a written Stock Option Agreement effective on the date of the grant and executed by the Company and the Participant. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case.

     1.8  Amendment and Termination of the Plan.   The Plan shall
terminate at midnight, February 28, 2005, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may, without the approval of the holders of a majority of the securities of the Company entitled to vote thereon, increase the aggregate number of shares of Stock which may be purchased under Stock Options or ISO Options granted under the Plan; amend or alter the Option Price or the ISO Price, as applicable; materially increase the benefit accruing to Participants under the Plan, materially modify the requirements as to eligibility for participation in the Plan; or amend the Plan in any manner which would impair the applicability of Rule 16b-3 as promulgated under the Exchange Act (or any successor rule) to the Plan. Except as provided in this Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option or ISO Option theretofore granted under the Plan without the consent of the affected Participant.

     1.9  Effective Date.   The Plan shall become effective (and
Options may be granted) upon approval by the holders of a majority of the common stock in the Company present, or represented, and entitled to vote at a meeting called for such purpose, which must occur within twelve (12) months of March 1, 1995. The effective date of the first amendment and restatement of the Plan is April 30, 1996. The effective date of the second amendment and restatement of the Plan is September 1, 1998.

     1.10      Securities Law Requirements.   The Company shall
have no obligation to issue any Stock hereunder unless such shares are listed on the applicable stock exchange(s), if any, on which the Company's shares of Stock are listed at the time and the issuance of such shares would comply with any applicable federal or state securities laws or any other applicable law or regulations thereunder.

     1.11      Separate Certificates.   Separate certificates
representing the Stock to be delivered to a Participant upon the exercise of any Stock Options or ISO Options will be issued to such Participant.

     1.12      Payment for Stock.   Payment for shares of Stock
purchased under this Plan shall be made in full and in cash or by check, Stock of the Company or a combination thereof, at the time of exercise of the Options as a condition thereof, and no loan or advance shall be made by the Company for the purpose of financing, in whole or in part, the purchase of Stock. In the event that Stock is utilized as consideration for the purchase of Stock upon the exercise of a Stock Option or an ISO Option, then, such Stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan. In addition to the foregoing procedure which may be available for the exercise of any Stock Option or ISO Option, the Participant may deliver to the Company a notice of exercise including an irrevocable instruction to the Company to deliver the stock certificate issued in the name of the Participant representing the shares subject to an Option to a broker authorized to trade in the common stock of the Company. Upon receipt of such notice, the Company will acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual stock certificate with respect to the exercise of the Option, the broker may sell the Stock or any portion thereof. Upon receipt of the notice to exercise from the Company, the broker will deliver directly to the Company that portion of the sales proceeds to cover the Option Price and any withholding taxes, if any. Further, the broker may also facilitate a loan to the Participant upon receipt of the notice of exercise in advance of the issuance of the actual stock certificate as an alternative means of financing and facilitating the exercise of any Option. For all purposes of effecting the exercise of an Option, the date on which the Participant gives the notice of exercise to the Company will be the date he becomes bound contractually to take and pay for the shares of Stock underlying the Option. The Committee may also adopt such other procedures which it desires for the payment of the purchase price upon the exercise of a Stock Option or ISO Option which are not inconsistent with the applicable provisions of the Code which relate to Stock Options and ISO Options.

     1.13 Stock Options and ISO Options Granted Separately. Since the Committee is authorized to grant Stock Options and ISO Options to Participants, the grants thereof and Stock Option Agreements relating thereto will be made separately and totally independent of each other. Except as it relates to the total number of shares of Stock which may be issued under the Plan, the grant or exercise of a Stock Option shall in no manner affect the grant and exercise of any ISO Options. Similarly, the grant and exercise of an ISO Option shall in no manner affect the grant and exercise of any Stock Options.

     1.14      Use of Proceeds.   The proceeds received by the
Company from the sale of Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

     1.15      Non-Transferability of Options.   Except as
otherwise herein provided, any Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Option shall not be assigned, transferred (except as provided above), pledged or hypothecated in any way whatsoever, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

     1.16      Additional Documents on Death of Participant.   No
transfer of an Option by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Option of the terms and conditions of such Option.

     1.17      Changes in Employment.   So long as the
Participant shall continue to be an employee or non-employee service provider of the Company or its parent or one of its subsidiaries, any Option granted to him shall not be affected by any change of duties or position. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to continue in the employ of the Company or its parent or any of its subsidiaries or interfere in any way with the right of the Company or its parent or any of its subsidiaries to terminate his employment at any time.

     1.18      Shareholder Rights.   No Participant shall have a
right as a shareholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares or Stock by exercise of the Option.

     1.19      Adjustments Upon Changes in Capitalization.   The
aggregate number of shares of Stock under Stock Options and ISO Options granted under the Plan, the Option Price and the ISO Price and the total number of shares of Stock which may be purchased by a Participant on exercise of a Stock Option and an ISO Option shall be appropriately adjusted or modified by the Committee to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company. Provided, any such adjustment shall be made in such a manner as to not constitute a modification as defined in Section 424(h) of the Code.

     1.20      Payment of Withholding Taxes.   Except as provided
in Section 1.12 herein, no exercise of any Option shall be permitted, nor shall any Stock be issued to any Participant until the Company receives full payment for the Stock purchased which shall include any required state and federal withholding taxes. Further, upon the exercise of any Stock Option, the Participant may direct the Company to retain from the shares of Stock to be issued upon exercise of the Stock Option that number of initial shares of Stock (based on fair market value) that would be necessary to satisfy the requirements for withholding any amounts of taxes due upon the exercise of such Stock Option. In the event that the Participant disposes of any Stock acquired by the exercise of an ISO Option within the two-year period following grant, or within the one-year period following exercise, of the ISO Option, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements.

     1.21      Assumption of Outstanding Options.   To the extent
permitted by the then applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as a result of or in connection with a corporate merger, consolidation, combination, reorganization, liquidation or other corporate transaction shall assume Options outstanding under the Plan or issue new Options in place of outstanding Options under the Plan with such assumption to be made on a fair and equivalent basis in accordance with the applicable provisions of Section 424(a) or the Code; provided, in no event will such assumption result in a modification of any Option as defined in
Section 424(h) of the Code.

     1.22      Retirement and Disability.   For the purpose of
this Plan, "Retirement" shall mean the voluntary termination of employment of a Participant with the Company, its parent or any of its subsidiaries after attaining at least 55 years of age; and, "Disability" shall mean termination of employment of a Participant after incurring a "disability" as defined in Section 22(e)(3) of the Code.

                           ARTICLE II

                          Stock Options

     2.1  General Terms.   With respect to Stock Options granted
on or after the effective date of the Plan, the following provisions of this Article II shall apply. The Stock Options granted under this Article II are intended to be "nonqualified stock options" as described in Sections 83 and 421 of the Code.

     2.2  Grant and Terms for Stock Options.   Stock Options shall be
granted on the following terms and conditions.
     (a) Option Duration. No Stock Option shall be exercisable more than ten (10) years from the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period ("Option Period") during which Stock Options may be exercised.
      (b) Option Price. The option price ("Option Price") for shares of Stock subject to any stock Option shall be determined by the Committee, but in no event shall such Option Price be less than 75% of the "fair market value" of the Stock on the date of grant. Provided further, in no event shall the Option Price be less than the par value of the Stock.
      (c) Acceleration of Otherwise Unexercisable Stock Options on Retirement, Death, Disability or Other Special Circumstances.
The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to Retirement, (ii) a Participant who terminates employment due to a Disability, (iii) the personal representative of a deceased Participant, or (iv) any other Participant who terminates employment or his director's position upon the occurrence of special circumstances (as determined by the Committee) to purchase (within three (3) months of such date of termination of employment or one (1) year in the case of a deceased Participant or a Participant suffering a Disability) all or any part of the shares subject to any Stock Option on the date of the Participant's Retirement, Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, with respect to such Stock Option, had not yet accrued on such date.
     (d) Number of Stock Options Granted. Participants may be granted more than one Stock Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company, its parent, or a subsidiary of the Company which have supervisory authority over such Participants. The granting of a Stock Option under the Plan shall not affect any outstanding Stock Option previously granted to a Participant under the Plan (or any other plans of the Company).
     (e)  Notice to Exercise Stock Option.  Upon exercise of a
Stock Option, a Participant shall give written notice to the Secretary or Chief Financial Officer of the Company, or other officer designated by the Committee, at the Company's principal office. No Stock shall be issued to any Participant until the Company receives full payment for the Stock purchased under the Stock Option, including any required state and federal withholding taxes; provided, however, nothing herein shall be construed as requiring payment of withholding taxes at the time of exercise if payment of taxes is deferred pursuant to any provision of the Code, and actions are taken which are designed to reasonably insure payment of withholding taxes when due.

                           ARTICLE III

                           ISO Options

     3.1  General Terms.   With respect to ISO Options granted on
or after the effective date of the Plan the following provisions in this Article III shall apply to the exclusion of any inconsistent provision in any other Article in this Plan since the ISO Options to be granted under the Plan are intended to qualify as "incentive stock options" as defined in Section 422 of the Code.

     3.2  Grant and Terms of ISO Options.   ISO Options may be
granted only to management or other employees of the Company, its parent or any subsidiary of the Company. No ISO Options shall be granted to any person who is not eligible to receive "incentive stock options" as provided in Section 422 of the Code. No ISO Options shall be granted to any management or other employee if, immediately before the grant of an ISO Option, such employee owns more than 10% of the total combined voting power of all classes of stock of the Company, its parent or its subsidiaries (as determined in accordance with the stock attribution rules contained in Section 432 and Section 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the ISO Option is granted, the ISO Price (as defined below) is at least 110% of the "fair market value" of the Stock subject to the ISO Option, and such ISO Option by its terms is exercisable no more than five (5) years from the date such ISO Option is granted.

          (a) ISO Option Price. The option price for shares of Stock subject to an ISO Option ("ISO Price") shall be determined by the
Committee, but in no event shall such ISO Price be less than the greater of (a) the "fair market value" of the Stock on the date of grant, or (b) the par value of the Stock.
          (b)  Annual ISO Option Limitation.  With respect to ISO
Options granted, in no event during any calendar year will the aggregate "fair market value" (determined as of the time the ISO
Option is granted) of the Stock for which the Participant may first have the right to exercise under an ISO Option granted under all "incentive stock option" plans qualified under Section
422 of the Code which are sponsored by the Company, its parent and its subsidiary corporations exceed $100,000.
          (c)  Terms of ISO Options.  ISO Options shall be
granted on the following terms and conditions:  No ISO Option shall be exercisable more than ten (10) years from the date of grant.  Subject to such limitations, the Committee shall have the discretion to fix the period (the "ISO Period") during which any
ISO Option may be exercised.  ISO Options granted shall not be transferable except by will or by laws of descent and
distribution.  At all times during the period commencing with the date an ISO Option is granted to a Participant and ending on the earlier of the expiration of the ISO Period applicable to such
ISO Options or the date which is three (3) months prior to the date the ISO Option is exercised by such Participant, such
Participant must be an employee of either (i) the Company, (ii) a parent or a subsidiary corporation of the Company, or (iii) a corporation or a parent or a subsidiary corporation of such
corporation issuing or assuming an ISO Option in a transaction to which Section 424(a) of the Code applies.  Provided, in the case of a Participant who incurs a Disability, the aforesaid three (3)
month period shall mean a one (1) year period.  Provided further, in the event a Participant's employment is terminated by reason of his death, his personal representative may exercise any
unexercised ISO Option granted to the Participant under the Plan at any time within one (1) year after the Participant's death but in any event not after the expiration of the ISO Period
applicable to such ISO Option.
          (d)  Acceleration of Otherwise Unexercisable ISO
Options on Retirement, Death, Disability or Other Special
Circumstance.  The Committee, in its sole discretion, may permit
(i) a Participant who terminates employment due to Retirement,
(ii) a Participant terminates employment due to a Disability,
(iii) the personal representative of a deceased Participant, or
(iv) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the
Committee) to purchase (within three (3) months of such date of termination of employment or (1) year in the case of a deceased
Participant or a Participant suffering a Disability) all or any part of the shares subject to any ISO Option on the date of the
Participant's Retirement, Disability, death, or as the Committee
otherwise so determines, notwithstanding that all   installments,
if any, had not accrued on such date.
          (e) Number of ISO Options Granted. Subject to the applicable limitations contained in the Plan with respect to ISO
Options, Participants may be granted more than one ISO Option.
In making such determination, the Committee shall obtain the advice and recommendation of the officers of the Company, its parent or a subsidiary of the Company which have supervisory authority over such Participants. Further, the granting of an ISO Option under the Plan shall not affect any outstanding ISO
Option previously granted to a Participant under the Plan.
          (f) Notice to Exercise ISO Option.  Upon exercise of an
ISO Option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's main office in Edmond, Oklahoma. No stock shall be issued to any Participant until the Company receives full payment for Stock purchased under the ISO Option.

                           ARTICLE IV

          Acceleration of Options on Change of Control

     4.1  Acceleration of Options Upon Change of Control, Sale of
Stock or IPO.     In the event that (i) within any 12-month
period, the Company sells an amount of voting common stock of the Company that exceeds 50% of the number of shares of voting common stock outstanding immediately prior to such 12-month period; (ii) the Company completes an initial public offering of its stock, or
(iii) a Change of Control (as defined herein) has occurred with respect to the Company, any and all ISO Options and Stock Options become automatically fully vested and immediately exercisable with such acceleration to occur without the requirement of any further act by either the Company or the Participant. For the purposes of this Section 4.1, the term "Change of Control" shall mean the acquisition in a transaction or a series of transactions by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership, of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities; provided, however, that any acquisition of beneficial ownership of common stock or voting securities of the Company which is less than 50% of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities shall be deemed to be a "change of control" for the purposes of this Agreement if a majority of the Incumbent Board determines that such acquisition has caused a change of control to occur.

                            ARTICLE V

        Options Not Qualifying as Incentive Stock Options

     With respect to all or any portion of any Option granted under the Plan not qualifying as an "incentive stock option" under Section 422 of the Code, such Option shall be considered as a Stock Option granted under this Plan for all purposes.
Further, this Plan and any ISO Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) which are required to provide that all ISO Options granted hereunder shall be "incentive stock options" described in Section 422 of the Code.
































                           EXHIBIT 5.5

                     DUNN SWAN & CUNNINGHAM
                Attorneys and Counsellors At Law
                       2800 Oklahoma Tower
                         210 Park Avenue
                          (405)235-8318
                     Facsimile (405)235-9605

                        November 30, 1998

Board of Directors
The viaLink Company
13800 Benson Road
Edmond, Oklahoma 73013-6417

Gentlemen:

      We have acted as counsel to The viaLink Company (formerly Applied Intelligence Group, Inc.), an Oklahoma corporation (the "Company"), in conjunction with the offering of an aggregate of 800,000 shares of Common Stock, $.001 par value per share, of the Company (the "Shares") to be issued upon exercise of stock options granted under The viaLink Company (formerly Applied Intelligence Group, Inc.) 1995 Stock Option Plan (the "Plan"), as amended and restated effective September 1, 1998.

      The offering of the Securities is more fully described in that certain Registration Statement on Form S-8 (No. 333-22227), filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act").

     Based upon our investigation and our examination and consideration of the foregoing and upon our examination and consideration of the documents, certificates, records, matters and things as we deemed necessary for the purposes hereof, we are of the opinion as of the date hereof that:

               1.The Company is duly organized and existing under the laws of the State of Oklahoma;

                2.All of the issued and outstanding shares of the Common Stock of the Company have been legally issued, are fully paid and are not liable to further call or assessment; and,

                3.The 800,000 shares of Common Stock to be issued upon exercise of stock options granted pursuant to the Plan, upon issuance and delivery against payment therefor in accordance with the terms and conditions of the stock options, will be legally issued, fully paid and not liable for further call or assessment.

      We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto.

                                   Very truly yours,

                                   /s/DUNN SWAN & CUNNINGHAM

                                                    Exhibit 23.11


               CONSENT OF INDEPENDENT ACCOUNTANTS






     We consent to the inclusion in this registration statement on Form S-8 (File No. 333-22227) of our report dated March 23,
1998, on our audits of the financial statements and financial statement schedules of Applied Intelligence Group, Inc.



/s/PricewaterhouseCoopers LLP.
Oklahoma City, Oklahoma
December 1, 1998


































                                                    Exhibit 23.12



                CONSENT OF DUNN SWAN & CUNNINGHAM


Board of Directors and Shareholders
The viaLink Company


     Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name in connection with the opinion of counsel provided and included as an exhibit to this Amendment No.
1 to the Registration Statement on Form S-8.



                                        /s/DUNN SWAN &CUNNINGHAM

Oklahoma City, Oklahoma
  November 30, 1998

































                                                     Exhibit 24.5


                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of Robert L. Barcum, Lewis B. Kilbourne and Jimmy Wright constitutes and appoints Robert N. Baker and John M. Duck, and each of them, his true and lawful attorney-in-fact and agent, with all power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the United States Securities and Exchange Commission, granting unto same attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated December 17, 1998                 /s/Robert L.Barcum
                                        Robert L. Barcum

                                        /s/Lewis B. Kilbourne
                                        Lewis B. Kilbourne


                                        /s/Jimmy Wright
                                        Jimmy Wright